Exhibit 99.2

Statement Under Oath of Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Arne M. Sorenson, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Marriott International, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the audit committee of Marriott International, Inc.’s board of directors.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	The Annual Report on Form 10-K for the fiscal year ended December 28, 2001 filed with the Securities and Exchange Commission on March 22, 2002 of Marriott International, Inc.;

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Marriott International, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/S/ ARNE M. SORENSON Arne M. Sorenson Executive Vice President and Chief Financial Officer Date: August 12, 2002	Subscribed and sworn to before me this 12th day of August 2002. /S/ MELISSA ANNE WU Melissa Anne Wu Notary Public State of Maryland My Commission Expires May 13, 2006